Exhibit (h)(10)

AMENDED AND RESTATED

SERVICE AGREEMENT

THIS AGREEMENT (the “Agreement”) is amended and restated as of this 30th day of June, 2020, by and between John Hancock Variable Insurance Trust (the “Trust”), on behalf of itself and each of its funds (the “Funds”) and John Hancock Variable Trust Advisers LLC (formerly, John Hancock Investment Management Services, LLC) (“John Hancock”).

WHERE AS, the Trust desires to retain John Hancock to provide certain services to the Trust and the Funds as described below; and John Hancock is willing to provide such services in the manner and on the terms hereinafter set forth; and

WHEREAS, the Trust has entered into a Service Agreement with John Hancock dated as of January 1, 2014, as amended, and each party desires to amend and restate that Agreement;

NOW, THEREFORE, the Trust and John Hancock hereby agree as follows:

1.         Services. Subject to the general supervision of the Board of Trustees of the Trust (the “Board of Trustees”), John Hancock will provide (a) to the Trust and each of the Funds the services set forth below , and (b) to each of the Funds that is identified in Appendix A as a feeder fund (“Feeder Fund”) that invests substantially all of its assets in a corresponding master fund (“Master Fund”) having substantially similar investment objectives and policies, such additional services and functions set forth below, as are reasonably necessary for the operation of the Trust and each Fund (“Services”). The Services, to the extent not required to be performed by John Hancock pursuant to an investment advisory agreement with respect to a Fund, include, but are not limited to:

A.	Legal services as follows:

(1)	Maintenance of each Fund’s registration statement and federal and state registration;
(2)	Preparation of certain notices and proxy materials furnished to shareholders of the Funds;
(3)	Preparation of periodic reports of each Fund to regulatory authorities, including Form N-SAR and Rule 24f-2 legal opinions;
(4)	Preparation of materials in connection with meetings of the Board of Trustees including minutes of the meeting and all Board Committee meetings;
(5)	Administration of the meetings of the Board of Trustees;
(6)	Preparation of written contracts, distributions plans, compliance procedures, corporate and trust documents and other legal documents;
(7)	Research advice and consultation about certain legal, regulatory and compliance issues;
(8)	Supervision, coordination and evaluation of certain services provided by outside counsel;
(9)	Responses to subpoenas and appropriate information requests for shareholder records; and
(10)	Management of litigation regarding the Funds.

B.	Tax Services as follows:

(1)	Preparation (and in some cases reviewing EY’s preparation) of all required tax returns for the Funds;
(2)	Preparation (and in some cases reviewing EY’s preparation) of all required tax returns for the Funds;
(3)	Review of “complex” securities purchased by the Funds;
(4)	Preparation of financial statement tax adjustments and disclosures for the Funds;
(5)	Monitoring regulatory compliance with applicable IRS rules and regulations;
(6)	Preparation of tax provisions for excise, fiscal year-end and calendar year end;
(7)	Analysis and consultation regarding certain tax matters;
(8)	Oversight of tax services provided by auditing firms such as Ernst & Young; and
(9)	Preparation (and in some cases reviewing EY’s preparation) of all required tax returns for the Funds;
(10)	Analysis of complex corporate actions for tax purposes; and
(11)	Consultation with the Investment Product group on new products from a tax perspective;

C.	Treasury & Portfolio Services as follows:

(1)	Review of each Fund’s class-level net asset value computation (as calculated by the Custodian) using the Line Data system on a daily (next day) basis;
(2)	Resolve daily fund accounting, custody, and other operational issues that arise given the dual-custodian model and number of sub-advisors on the platform; Corporate action oversight; daily yield review, etc.
(3)	Provide guidance and support to the Investments team on complex Fund events, investment types, and other complexities surrounding operational issues that arise;
(4)	Subject matter experts on accounting and trading operations related to the Funds and disposition of all incidents appropriately;
(5)	Assessment and review of internal controls at the Custodian bank and perform Custodian and Fund Accounting agent oversight and due diligence visits as necessary;
(6)	Support for and calculation of daily and periodic Fund dividend distributions including the Excise process;
(7)	Review, analysis and disposition of NAV pricing errors including processing and determination of applicable support for reimbursement of losses and reprocessing of fund shares;
(8)	Preparation of Board materials (relevant to TPS) for Fund Administration, including materials for the annual Fund Contracts review;
(9)	Development of Accounting Policies;
(10)	Coordinate and execute the duties of the Complex Securities Committee;
(11)	Support the RIO (Risk in Investment Operations) process and facilitate meetings, reporting, and Board materials thereof;
(12)	Administer the daily Interfund Lending (IFL) program including adherence to the SEC Exemptive Order;
(13)	Daily overdraft monitoring including administration of the open-end line of credit;
(14)	Review of cash and securities reconciliations and aged exception items;
(15)	Review monthly custodian Operations Report and conduct periodic onsite risk reviews;
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(16)	Oversight of Blue-Sky filings as they pertain to Fund events;
(17)	Coordinate and execute transactions relating to the Funds such as Fund mergers, sub adviser changes, Fund rebalancing and Fund asset transfers (collectively, “Fund Events”), including the assessment and selection of transition managers;
(18)	Complete and disseminate certain surveys for the John Hancock funds, such as the ICI survey;
(19)	Review matters relating to Fund mergers, Fund launches and Fund liquidations;
(20)	Prepare N-14 pro-forma merger related information and financial statements for other Fund transactions;
(21)	Administer the Fund Commission Recapture Program;
(22)	Oversight and reporting of counterparty exposure across all funds by counterparty and derivative type; and
(23)	Coordinate operational activities associated with Fund of Funds rebalancing.

D.	Valuation as follows:

(1)	Ensure that the Funds’ Board-approved Valuation Policies and Procedures are adhered to and updated, as appropriate;
(2)	Daily review of Fund market risk, such as suspended securities, significant events, price discrepancies, vendor discrepancies, and stale prices, including development of reports to identify market risk;
(3)	Develop and maintain controls relating to valuation of Fund securities;
(4)	Prepare reports to the Funds Board relating to the valuation risks including fair valuation of securities and resolved securities as prescribed in Board-approved Valuation Policies and Procedures;
(5)	Conduct Pricing Committee meetings as needed and assist in the determination of fair valuation of securities;
(6)	Perform due diligence of pricing vendors, including onsite visits;
(7)	Prepare materials for monthly Pricing Committee meetings;
(8)	Monitor for significant events;
(9)	Perform back-testing to determine whether fair valuations were appropriate;
(10)	Periodically evaluate trigger levels; and
(11)	Document fair value decisions.

E.	Financial Reporting as follows:

(1)	Preparation of financial data or reports required by the Securities and Exchange Commission or other regulatory authorities including the preparation of semi- annual and annual reports for the Funds;
(2)	Preparation and filing of Form N-CSR, Form N-PORT, Form N-CEN, Form N-MFP and CFTC reporting (as applicable) for the Funds;
(3)	Coordination of independent external audits for the Funds;
(4)	Coordination and administration of CEO/CFO certification materials;
(5)	Coordination and administration of Accounting Policies Meeting;
(6)	Coordination and administration of Disclosure Controls & Procedures (DC&P) meetings;
(7)	Provide business analyst support for Fund Administration initiatives and activities;
(8)	Maintain the Funds’ GAAP reporting policies;
(9)	Assist the Funds’ Audit Committees in annual fee proposals and monitor auditor independence;
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(10)	Administer and review the pre-approval process for the Funds’ auditors regarding non-audit securities engagements;
(11)	Review and on-going maintenance of Fund financial statement disclosures;
(12)	Provide confirmation support for external audit; and
(13)	Administration and filing of Form N-PX.

F.	Service Provider Oversight (Vendor Management) as follows:

(1)	Assistance in the selection of service providers;
(2)	Assistance in the negotiation of existing service provider agreements including appropriate amendments thereto;
(3)	Monitoring the performance of and the quality of services provided by service providers under such agreements including the review of vendor reports, performance measurement reporting (“scorecards”) and periodic due diligence reviews;
(4)	Perform SOC 1 report reviews for key vendors; Review and assess known compliance violations with service providers;
(5)	Monitoring service providers’ compliance with applicable regulatory requirements;
(6)	Facilitating the annual due diligence questionnaire process for key service providers and the issuance of risk assessment memos to the business summarizing the results;
(7)	Support Information Risk Management in their review of highest risk vendors through the collection of risk artifacts and with assistance in the closing of any related risk findings;
(8)	Reporting periodically to the Board of Trustees on the service providers and the services provided to the Trust and the Funds;
(9)	Responding to requests from regulators regarding the service providers;
(10)	Establish a philosophy and framework for effective management and oversight of Fund service providers including conducting on-site due diligence visits as necessary;
(11)	Development and review of Service Level Agreements as needed;
(12)	Monitor news events regarding Funds’ vendor relationships; and
(13)	Prepare materials and coordinate key vendor periodic executive meetings.

G.	Fund Administration Solutions

(1)	Conduct monthly Fund Administration project prioritization meetings with senior management;
(2)	Develop the master project list, prioritization schedule and Project Management Office staffing model;
(3)	Adhere to Manulife’s corporate Information Technology project prioritization procedures (i.e. Project Gating and Steering Committee participation);
(4)	Facilitate project meetings and the development of business requirements, project plans and summary dashboard reporting documents; execute select projects;
(5)	Coordinate activities with internal and external Information Technology representatives;
(6)	Lead initiatives, including projects related to regulatory requirements, process improvements, digitization and process improvement, strategic priorities, and risk reduction needs; and
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(7)	Manage deployment, enablement and adoption, and ongoing support (including subject matter expertise) of user enabled technologies.

H.	Additional Services to Feeder Funds:

(1)	Assist in the development of information and reports to the Board of Trustees (i) to enable it to make all necessary decisions regarding whether to invest the assets of a Feeder Fund in shares of a particular Master Fund and (ii) as may be requested by the Board of Trustees from time to time;
(2)	Coordination with the board of directors, officers and service providers of each Master Fund for purposes of obtaining all information, reports, certifications, signatures and other materials reasonably necessary for preparing and filing of its corresponding Feeder Fund’s registration statement, shareholder reports and other reports that may be filed pursuant to applicable securities laws and regulations;

(3)	Effecting daily trades into or from each Master Fund, settling all such transactions and performing trading and settlement reconciliations;
(4)	Facilitation of distributing Master Fund proxy solicitation materials to corresponding Feeder Fund shareholders and/or coordinating with officers and service providers of each Master Fund the incorporation of its proxy information into its corresponding Feeder Fund proxy solicitation materials; and
(5)	Coordination with officers and service providers of each Master Fund for purposes of enabling its corresponding Feeder Fund to compile and maintain such books and records as may be legally required or reasonably necessary or prudent for such Feeder Fund to compile and maintain.

I.	Expense Services

(1)	Preparation of expense budget for each Fund and update for contractual changes;
(2)	Preparation of Form 24f-2 notices for each Fund;
(3)	Calculation of expense information and disclosure included in Fund registration statements;
(4)	Monitoring of Fund expense caps and waivers;
(5)	Assist in completing proforma analysis for new funds and completing expense disclosure for proxy for potential fund mergers;
(6)	Perform 18f-3 reviews;
(7)	Complete board materials around overall expenses of funds and tracked to budget;
(8)	Oversight of vendor and ensure compliance for state blue sky laws;
(9)	Review of Fund expenses and authorization for disbursement including all affiliated fees (inclusive of advisor, 12b-1, administration and transfer agency); and
(10)	Completion and review of 12b-1 expense cap calculations.

J.	Liquidity Risk Management Program

(1)	Provide oversight of the Liquidity Risk Management Program of the John Hancock Group of Funds to ensure that processes are operating effectively and appropriately to manage liquidity risk;
(2)	Review and approve portfolio position liquidity classifications in accordance to SEC Rule 22e-4;
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(3)	Monitor fund events and news regarding potential liquidity events on a daily basis;
(4)	Manage liquidity event escalation with internal stakeholders and JH Board members as situations require; and
(5)	Provide materials and discuss with the Liquidity Risk Management Committee to meet the requirements of the Committee charter and Liquidity Risk Management Policy.

K.	Data Management

(1)	Administration and maintenance of the data management system and the Investment Data Hub (“IDH”);
(2)	Review data feeds and analyze and resolve exceptions; and
(3)	Maintain data governance controls and data quality requirements as outlined by the data governance committee and data users.

L.	Performance Reporting

(1)	Provide oversight on the daily & monthly calculation and review of the investment performance of the Funds, including performance attribution;
(2)	Reconcile JH performance with key 3rd party vendors – Morningstar and Lipper;
(3)	Support performance content and review of JH financial statements;
(4)	Support performance content and review of JH annual prospectus filing;
(5)	Support JH Investments website content (daily / monthly);
(6)	Contributor to monthly DC&P meetings; and
(7)	Contributor to board materials as necessary.

M.	Securities Lending and FX

(1)	Oversight of securities lending agents and custodians;
(2)	Ensure all FX trades are executed in a manner consistent with the best interests of Fund shareholders;
(3)	Perform benchmarking Transaction Cost Analysis for both Negotiated and Non-Negotiated FX trades;
(4)	Review of securities lending income received by the Funds, as well as income payments and past dues;
(5)	Coordination and administration of the Cash Management and Security Lending Committee
(6)	Ensure compliance with SEC regulations and John Hancock agreements and guidelines (lending limits, collateral coverage, approved collateral, borrowers, and markets);
(7)	Monitor loan recalls, sell fails, and restrictions;
(8)	Monitor Collateral Trust Fund activity from yield, liquidity, and compliance perspective;
(9)	Monitor Collateral Trust Fund cash sweep
(10)	Perform benchmark analysis to validate loan rates
(11)	Perform due diligence on potential and existing securities lending agents; and
(12)	Communicate and monitor lending approvals and transactions related to fund launches, mergers, and liquidations.
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In connection with its provision of the Services, John Hancock will

(1)	Provide such staff and personnel as are reasonably necessary to perform the Services for the Trusts and the Funds. Without limiting the generality of the foregoing, such staff and personnel shall be deemed to include officers of John Hancock and its affiliates, and persons employed or otherwise retained by John Hancock, to provide or assist in providing the Services to the Trusts and the Funds; and
(2)	Provide the Trusts and the Funds with all office facilities to perform the Services.

The Services do not include services performed and personnel provided pursuant to contracts with the Trust or the Funds by third-party custodians, transfer agents and other service providers.

2.         Compensation. ln consideration for the Services provided to the Trust and the Funds by John Hancock and its affiliates pursuant to this Agreement, each Fund will pay John Hancock such fee or other compensation as may be approved by the Board of Trustees from time to time and set forth in Appendix B hereto as the same may be amended from time to time. Any Services provided by a person or entity other than John Hancock and its affiliates, including, without limitation, services provided by attorneys not affiliated with John Hancock, are not covered under this Agreement and are an expense of the Funds.

3.         No Partnership or Joint Venture. The Trust, on behalf of itself and each of its Funds, and John Hancock are not partners of or joint venturers with each other, and nothing herein shall be construed so as to make the Trust, on behalf of itself or any of its Funds, and John Hancock partners or joint venturers or impose any liability as such on the Trust, any Fund or John Hancock.

4.         Limitation of Liability. John Hancock shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the matters to which this Agreement relates, except losses resulting from willful misfeasance, bad faith or negligence by John Hancock in the performance of its duties or from reckless disregard by John Hancock of its obligations under this Agreement. Any person, even though also employed by John Hancock, who may be or become an employee of and paid by the Trust shall be deemed, when acting within the scope of his or her employment by the Trust, to be acting in such employment solely for the Trust and not as John Hancock’s employee or agent.

5.         Duration and Termination of Agreement. This Agreement shall remain in effect until the second anniversary of the date on which it was executed, and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by a majority of the Board of Trustees and a majority of the Trustees who are not interested persons (as defined in the 1940 Act) of the Trust or John Hancock. The Agreement may, on 60 days’ written notice, be terminated at any time without the payment of any penalty by the Trust on behalf of itself or any of its Funds (by vote of a majority of the Trustees of the Trust) or by John Hancock.

6.         Amendment. No provision of this Agreement may be amended, waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of the amendment, waiver, discharge or termination is sought.

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7.         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to the choice of law provisions thereof.

8.         Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions of this Agreement or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A copy of the Declaration of Trust of the Trust which is organized as a Massachusetts business trust is on file with the Secretary of State of the Commonwealth of Massachusetts and provides that no Trustee, shareholder, officer, employee or agent of the Trust shall be subject to any personal liability in connection with Trust property or the affairs of the Trust, but that only the assets belonging to the Trust, or to the particular Fund with respect to which an obligation or claim arose, shall be liable.

9.         Execution. This Agreement and any amendments hereto and any notices or other communications hereunder that are required to be in writing may be in electronic form (including without limitation by facsimile and, in the case of notices and other communications, email) and may be executed by means of electronic signatures.

(THE REMAINDER OF THIS SPACE HAS BEEN INTENTJO NALLY LEFT BLANK)

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IN WITNESS WHEREOF the undersigned have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

JOHN HANCOCK VARIABLE TRUST ADVISERS LLC (formerly, John Hancock Investment Management Services, LLC)
By:	/s/ Jay Aronowitz
Name:	Jay Aronowitz
Title:	Chief Investment Officer

JOHN HANCOCK VARIABLE INSURANCE TRUST, On Behalf of each of its Series
By:	/s/ Andrew G. Arnott
Name:	Andrew G. Arnott
Title:	President and Chief Executive Officer
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Appendix A

The Feeder Funds are as follows:

American Asset Allocation Trust

American Global Growth Trust

American Growth Trust

American Growth-Income Trust

American International Trust,

Each a Series of John Hancock Variable Insurance Trust

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Appendix B

Compensation

John Hancock Variable Insurance Trust shall reimburse John Hancock for its expenses associated with providing all such Services described in this Agreement, including (a) compensation and related personnel expenses, (b) expenses of office space, office equipment , utilities and miscellaneous office expenses (“Office Support”), (c) expenses of computer hardware and software (and the development thereof) used to support John Hancock in providing such Services and IT support relating to such computer hardware and software, (d) other reasonable expenses incurred by John Hancock in providing Services to the Funds including, without limitation, expenses related to services provided by third parties such as Charles River, GainsKeeper and Confluence, Bloomberg to John Hancock that are related to John Hancock’s provision of Services to the Funds and (e) overhead expenses (including Manulife corporate overhead) related to Office Support and personnel who provide services to each Fund (the “Reimbursement”). John Hancock shall determine, subject to Board approval, the expenses to be reimbursed by each Fund; provided, however, that such expenses shall not exceed levels that are fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality. The Reimbursement shall be calculated and paid monthly in arrears.

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